AMENDMENT NO. 2

   to the Yearly Renewable Term Reinsurance Agreement Effective August 1, 1983

                                     between

                             CENTURY LIFE OF AMERICA

                                       and

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

It is agreed by the two companies as follows:

1. The following Article 1 entitled APPLICATION OF AGREEMENT will be substituted for the corresponding article of this agreement:

                                    Article 1
                                    ---------

   APPLICATION OF AGREEMENT
   ------------------------

      Reinsurance under this agreement will be limited to the mortality risk portion of insurance issued by Century Life on its Universal Life plans, entitled Adjustable Life and UniVers-All Life II including policies issued in exchange of policies originally issued by Century Life, provided such original insurance is reinsured in Connecticut General at the time of exchange.

2. The attached Schedule D will be substituted for the corresponding schedule attached to this agreement.

This amendment will be effective for policies issued with policy dates of May 1, 1985 or later.

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

                                     CENTURY LIFE OF AMERICA

                                     By /s/ Fred Broers
                                        ---------------
                                        Fred Broers

                                     Date       September 10, 1985
                                         --------------------------------------

                                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                     By /s/ Richard D. Lillibridge
                                        ---------------------------------------
                                        Richard D. Lillibridge

                                     Date       August 2, 1985
                                         --------------------------------------